Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

17 CFR SECTION 240.13a-14(a)

        I, Michael I. German, certify that:

1. I have reviewed this annual report on Form 10-K/A of Corning Natural Gas Holding Corporation for the fiscal year ended September 30, 2018;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 25, 2019 /s/ Michael I. German
Michael I. German, Chief Executive Officer and President (Principal Executive Officer)